NEWS RELEASE

ALASKA SILVER ANNOUNCES TRANSITION OF AARON SCHUTT TO CEO

TUCSON, ARIZONA, US - October 1, 2026 - Alaska Silver Corp. (the "Company" or "Alaska Silver" (TSXV: "WAM", OTCQX: "WAMFF") is pleased to announce the transition of Aaron Schutt to Chief Executive Officer of the Company, effective October 1, 2026.  As previously announced on June 11th, Mr. Schutt succeeds Mr. Christopher (Kit) Marrs, co-founder of the Company, as President and Chief Executive Officer. Mr. Marrs remains Executive Chairman of the Company's board of directors and will continue in that role following this transition to maintain continuity and provide technical advice.

Mr. Schutt was appointed to the Company's board of directors in May 2026 and brings extensive leadership experience in Alaskan-based business enterprises. Mr. Schutt, an Alaska Native, was President and CEO of Doyon Limited until June 1, 2026. In his role as CEO and President, Mr. Schutt was responsible for the overall direction of the Doyon Family of Companies with +$500 million of revenue. During his 20 years with Doyon, Mr. Schutt led the company in its pursuit of responsible natural resource development, arctic-focused businesses, and utilities development serving US military bases in Alaska, along with many traditional uses of the lands.

Aaron Schutt stated: "Since joining the Board of Directors in June, I have become increasingly excited about the opportunities ahead for the Company. As I  assume the role of Chief Executive Officer, I look forward to helping lead the Company's next chapter of growth. This role is particularly meaningful to me given my longstanding ties to Interior Alaska and my belief in its tremendous potential. I will work closely with our Board, management team, technical experts, and local stakeholders to advance the Company's objectives and create long-term value for shareholders."

Kit's transition marks the culmination of over fifty years as an exploration geologist. Kit first worked at Illinois Creek in the 1980's for Anaconda Copper Co. and later co-founded Western Alaska Copper & Gold Co. with his wife Joan, in 2010. Kit's work includes seventeen years of dedicated service to Alaska Silver and its predecessor companies. He has served as its President and Chief Executive Officer since inception, guiding Alaska Silver through its formative years as a private company, including its listing on the TSX Venture Exchange in 2021 and on the OTCQX market in 2025. He has been integral in the advancement of the Company's flagship Illinois Creek Project in western Alaska.  Kit will continue to serve the company as Executive Chairman.

“Passing the Torch”

Kit Marrs passes the company’s Waterpump Creek high-grade core to Aaron Schutt as a symbolic transfer of leadership to the new CEO of Alaska Silver

Kit Marrs stated: "I look forward to Aaron's leadership and expertise in developing natural resources in Alaska. Aaron has the skills needed to take the Illinois Creek District into development.  We control an entire mining district with multiple mineral deposits and two resources that are ready to move into pre-development while we continue to explore our extensive land package and look to produce new discoveries."

Grant of Stock Options and RSU's

In addition, the Company announces that it has granted an aggregate of 109,770 restricted share units ("RSUs") to directors and a consultant and 525,000 stock options to directors and a consultant, of which 500,000 stock options were granted to a director and officer of the Company. The grants were made in accordance with the Company's compensation policy. Each RSU entitles the holder to receive one common share of the Company upon vesting and will vest one year from the grant date. Each stock option is exercisable at C$0.68 per share for a term of five years.

Debt Settlement

Further to the Company's news release dated May 19, 2026, the Company announces that it has issued 1,509,710 shares in settlement of outstanding management fee debt owing to certain officers of the Company (the "Settlement Shares") at a price of $0.82 per Common Share (the "Debt Settlement"). For additional details regarding the Debt Settlement, please refer to the Company's news release of May 19, 2026

This settlement transaction represents deferred management fees owed to the Company's Executive Chairman, Christopher (Kit) Marrs, its Vice President, Administration, Joan Marrs, and its Chief Exploration Officer, Joe Piekenbrock (collectively, the "Creditors"), which accrued pursuant to employment and consulting agreements between the Company and the Creditors between 2023 and 2025 (in the case of Christopher Marrs and Joan Marrs) and from 2022 to present (in the case of Joe Piekenbrock).

The Company's board of directors and management believe that completing the Debt Settlement by issuing shares is in the best interests of the Company as it will allow the Company to preserve its cash resources for ongoing and planned operations.

Kit Marrs stated, "We are very pleased that this proposal to tighten up our Balance Sheet and remove this debt that has built up since 2022.  Joan, Joe and I consciously deferred our compensation when times were tough because we wanted to prioritize cash for drilling and advancing our project, and ultimately increasing shareholder value."

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.4 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At the eastern end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28% zinc and 9.87% lead¹², that remains open to the north and south. At the western end is the historical past-producing Illinois Creek Mine that closed in 1998 and was reclaimed in 2002 due to low metal prices, leaving untouched Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag²³. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor. Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

¹For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$1.00/lb Pb.

²Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

³For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

Qualified Person

Patrick Donnelly, P.Geo, Executive Vice President of Alaska Silver and a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

On behalf of the Company,

"Aaron Schutt"

Aaron Schutt

President & CEO

info@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Information and Cautionary Statements

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking information and forward-looking statements include, but are not limited to, statements with respect to the proposed development of Illinois Creek, including moving resources into pre-development and producing new discoveries, and other activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information and forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof.

Such forward-looking information and forward-looking statements are based on numerous assumptions, including among others, that the Company will be able to carry out its future exploration plans as currently contemplated, that the Company will have sufficient funding to advance its stated exploration and development objectives, and that the Illinois Creek Project's mineral resources will continue to support future development planning. Although the assumptions made by the Company in providing forward-looking information and forward-looking statements are considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: risks associated with the transition of executive leadership; risks relating to the Company's ability to attract and retain key personnel; the Company may not be able to fund or carry out its planned exploration and development programs; commodity price fluctuations and general economic and market conditions; the inherent uncertainty of mineral resource estimates; and those risks set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026 and the Company's public disclosure record on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or forward-looking statements or implied by forward-looking information or forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information or forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information or forward-looking statements. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information, forward-looking statements, or financial outlook, except in accordance with applicable securities laws. Any forward-looking information or forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement.